Exhibit 32
SECTION 1350 CERTIFICATION
     In reference to this annual report on Form 10-K of Stericycle, Inc. we, Mark C. Miller, President and Chief Executive Officer of the registrant, and Frank J.M. ten Brink, an Executive Vice President and the Chief Financial Officer of the registrant, certify as follows, pursuant to 18 U.S.C. § 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002):
      (a) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
      (b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
     Date: March 6, 2006.

/s/ Mark C. Miller
Mark C. Miller
President and Chief Executive Officer Stericycle, Inc.

/s/ Frank J.M. ten Brink
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer Stericycle, Inc.